Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release

Company Contact:

John Batty

Senior Vice President & CFO

Credence Systems Corporation

Phone: 408-635-4352

FAX: 408-635-4986

E-mail: john_batty@credence.com

Credence Reports Final Results for Third Quarter

Fiscal Year 2006

MILPITAS, Calif., September 11, 2006 — Credence Systems Corporation (Nasdaq: CMOS), a leading provider of test solutions from design-to-production for the worldwide semiconductor industry, today reported final financial results for the third quarter of fiscal 2006 ended July 31, 2006. As previously reported, net sales for the third quarter were $109.6 million, down 12 percent from the immediately preceding quarter net sales of $124.8 million and down 2 percent from the third quarter of fiscal year 2005 net sales of $111.9 million. Net orders for the third quarter of fiscal 2006 were approximately $107.5 million, corresponding to a book to bill ratio of 0.98. The net loss, including the write-down of goodwill, for the quarter was $461.4 million or $4.61 per share, versus a net loss of $14.2 million or $0.14 per share in the immediately preceding quarter. Net loss from a year-ago third quarter was $41.7 million or $0.43 net loss per share.

As addressed in the Company’s August 24, 2006 press release announcing its preliminary results for the quarter, the Company has undertaken and completed an analysis of the impact of the goodwill adjustment that was required resulting from the analysis performed in accordance with Statement of Financial Accounting Standards 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The actual charge for goodwill impairment was $423.9 million. There was no change in the carrying amount of long-lived assets, including other intangible assets. The accompanying financial statements incorporate the final financial results for the third quarter of fiscal 2006 ended July 31, 2006. Additional financial information relating to the quarter, including footnotes to the accompanying financial statements, may be found in the Company’s Report on Form 10-Q for the third quarter ended July 31, 2006 filed with the Securities and Exchange Commission on the date hereof.

Credence Systems Reports Results for Third Quarter of Fiscal Year 2006

In addition to the $423.9 million write-off of goodwill, the net loss for this quarter included charges of $32.9 million consisting of an inventory write down of approximately $24.2 million, restructuring charges of $1.8 million, an impairment of an equity investment of $0.9 million, stock compensation expense under FAS 123(R) of $1.7 million and intangibles amortization of $4.3 million.

Fourth Quarter Fiscal 2006 Outlook

Net sales in the fourth quarter of fiscal 2006 are expected to be consistent with third quarter levels at approximately $105 million to $110 million, with a loss per share on a GAAP basis in the range of $0.13 to $0.15. This guidance reflects an estimated charge in the range of approximately $8.0 million to $10.0 million associated with headcount reductions.

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is a leading provider of debug, characterization and ATE solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company, Credence is headquartered in Milpitas, California. More information is available at http://www.credence.com.

Forward-Looking Statements

This release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding expected sales, expected net loss and expected charges for the fourth quarter of fiscal 2006. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, the volatility of the trading price of our stock, the introduction of new product features including new instruments, the completion, delivery and acceptance by customers of such new product features, the need to focus on different aspects of our business to improve stockholder value, unanticipated challenges in assessing business conditions and the overall market, unanticipated difficulties in implementing improvements to our business model, cyclicality and downturns in the semiconductor industry, rapid technological change in the automatic test equipment market, the timing of new technology, product introductions, customer requirements relating to the customization of products, the risk of a loss or reduction of orders from one or more customers among which our business is concentrated, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, our ability to complete the development and commercialization of our new products, product mix, overhead absorption, continued dependence on “turns” orders to achieve revenue objectives, intellectual property issues, the risk of early obsolescence, our ability to control and reduce expenses (including the ability to identify and successfully institute additional cost-saving measures) and our need to achieve and maintain effective internal controls over financial reporting. Reference is made to the discussion of risk factors detailed in our filings with the Securities and

Credence Systems Reports Results for Third Quarter of Fiscal Year 2006

Exchange Commission, including our reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we are only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

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Credence is a registered trademark, and Credence Systems is a trademark, of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

Credence Systems Reports Results for Third Quarter of Fiscal Year 2006

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Prior Quarter Ended April 30,	Nine Months Ended July 31,
	2006	2005	2006	2006	2005
Net sales	$109,592	$111,925	$124,767	$352,527	$307,752

Cost of goods sold – on net sales(2)	61,545	59,182	68,928	194,272	176,660
Cost of goods sold – inventory write-offs(3)	24,233	23,000	11,829	36,062	29,090

Gross margin	23,814	29,743	44,010	122,193	102,002

Operating expenses:

Research and development(4)	22,576	23,849	24,123	70,847	68,905

Selling, general & administrative(5)	28,988	31,317	27,520	84,422	94,552

Amortization of purchased intangible assets and deferred compensation	4,338	5,663	4,117	12,709	18,664

Reduction of goodwill	423,875	—	—	423,875	—

Restructuring charges	1,792	9,654	1,060	3,166	11,445

Total operating expenses	481,569	70,483	56,820	595,019	193,566

Operating loss	(457,755)	(40,740)	(12,810)	(472,826)	(91,564)

Interest and other income, net (1,6)	(1,501)	1,038	(318)	(1,973)	2,714

Loss before income taxes(1)	(459,256)	(39,702)	(13,128)	(474,799)	(88,850)

Income taxes(1)	2,110	1,975	1,103	4,844	8,602

Net loss(1)	$(461,366)	$(41,677)	$(14,231)	$(479,643)	$(97,452)

Net loss per share(1)
Basic	$(4.61)	$(0.43)	$(0.14)	$(4.81)	$(1.06)

Diluted	$(4.61)	$(0.43)	$(0.14)	$(4.81)	$(1.06)

Number of shares used in computing per share amounts
Basic	100,017	96,638	99,886	99,798	92,010

Diluted	100,017	96,638	99,886	99,798	92,010

Credence Systems Reports Results for Third Quarter of Fiscal Year 2006

(1)	This Condensed Consolidated Statement of Operations is prepared in accordance with GAAP and it reflects the $423.9 million write-off of goodwill in accordance with Statement of Financial Accounting Standards 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) and Statement of Financial Accounting Standards 144, “Accounting for Impairment or Disposal of Long Lived Assets” (“SFAS 144”). There was no change in the carrying amount of Other Intangible Assets. Third quarter results were finalized on September 11, 2006 when the company filed its Report on Form 10-Q.
(2)	Includes stock-based compensation under FAS 123R of $0.3 million, $0.1 million and $0.5 million for the three months ended July 31, 2006 and April 30, 2006 and nine months ended July 31, 2006, respectively. Also, includes amortization expenses resulted from the write-up to fair value of the inventory, spares and fixed assets acquired as part of our acquisition of NPTest of $0.4 million, $1.3 million and $0.7 million for the three months ended July 31, 2006 and 2005 and April 30, 2006, respectively; and $1.7 million and $4.7 million for the nine months ended July 31, 2006 and 2005, respectively. In the three and nine months ended July 31, 2005, cost of goods sold – net of sales includes $0.7 and $1.8 million of service materials charges, relocation, travel, merger related retention bonuses and accelerated depreciation of assets.
(3)	Represents inventory charges and liabilities related to excess and obsolete inventory of under-performing product lines and decisions to stop significant future investments in these areas.
(4)	Includes stock-based compensation under FAS 123R of $0.6 million, $0.6 million and $1.5 million for the three months ended July 31, 2006 and April 30, 2006 and three months ended July 31, 2006, respectively.
(5)	Includes stock-based compensation under FAS 123R of $0.8 million, $1.0 million and $2.4 million for the three months ended July 31, 2006 and April 30, 2006 and nine months ended July 31, 2006, respectively. In addition, it includes amortization of the fixed assets write-up to fair value, resulting from NPTest acquisition of approximately $0.3 million for the three months ended July 31, 2005; and approximately $0.2 million and $0.9 million for the nine months ended July 31, 2006 and 2005, respectively. In addition, the three and nine months ended July 31, 2005 includes $1.7 million and $9.9 million, respectively of integration expenses related to NPTest.
(6)	Includes impairment of an equity investment of $0.9 million for the three and nine months ended July 31, 2006. Includes fair value adjustment to an acquired liability of $1.3 million for the nine months ended July 31, 2005.

Credence Systems Reports Results for Third Quarter of Fiscal Year 2006

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS(1)

(in thousands)

	July 31, 2006	Prior Quarter April 30, 2006	October 31, 2005 (2)
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,606	$109,384	$142,180
Short-term investments	15,681	19,160	7,816
Accounts receivable, net	106,680	119,868	114,042
Inventories	56,966	73,629	79,054
Other current assets	23,384	23,199	27,979

Total current assets	316,317	345,240	371,071
Property and equipment, net	90,048	90,068	96,691
Other assets(1)	141,151	569,274	578,543

Total assets(1)	$547,516	$1,004,582	$1,046,305

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,707	$35,337	$45,846
Accrued liabilities	104,422	94,351	108,027
Bank loan	—	—	5,000
Deferred profits	3,977	3,986	5,112

Total current liabilities	137,106	133,674	163,985
Other liabilities	188,244	189,834	190,818
Long-term deferred income taxes	9,473	9,473	9,473
Stockholders’ equity(1)	212,693	671,601	682,029

Total liabilities and stockholder’s equity(1)	$547,516	$1,004,582	$1,046,305

Credence Systems Reports Results for Third Quarter of Fiscal Year 2006

(1)	This Condensed Consolidated Balance Sheet is prepared in accordance with GAAP and it reflects the $423.9 million write-off of goodwill and intangible assets resulting from a goodwill and long-lived assets impairment in accordance with Statement of Financial Accounting Standards 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) and Statement of Financial Accounting Standards 144, “Accounting for Impairment or Disposal of Long Lived Assets” (“SFAS 144”). There was no change in the carrying amount of Other Intangible Assets. Third quarter results were reported on September 11, 2006 when the Company filed its Report on Form 10-Q.
(2)	Derived from the audited financial statements for the year ended October 31, 2005.